Exhibit 3.365
CERTIFICATE OF INCORPORATION

OF

NEWCO CHEMICAL WASTE SYSTEMS, INC.
under Section 402 of the Business Corporation Law
IT IS HEREBY CERTIFIED THAT:
     (1) The name of the proposed corporation is:

           NEWCO CHEMICAL WASTE SYSTEMS, INC.
     (2) The purpose or purposes for which this corporation is formed, are as follows, to wit:
     To establish, carry on, and develop the business of producing, manufacturing, disposing of, utilizing, and trading in any and all kinds of chemicals, organic and inorganic, crude and refined, and products of a similar character, and any and all materials, products, and articles directly or indirectly related thereto in any way, including all those which may be ingredients or derivatives thereof, or which may be useful in the manufacture or production thereof, or which may be conveniently or advantageously manufactured or produced in connection therewith, or in the manufacture or production of which the same may be useful, and all by-products of such operations; to engage in any business or operation incidental to any business above referred to; to search for, create, prospect, construct, manufacture, purchase, hold, develop, operate, treat, use, transport, sell, mortgage, pledge, import, export, and otherwise acquire and dispose of and deal in and with properties and rights, of whatever character and wherever situated, real and personal, tangible and intangible, as may be necessary for or incidental to the purposes aforesaid, including lands, mines, minerals, buildings, plants, equipment, warehouses, materials, products, merchandise, securities, inventions, secrets, patents, trade-marks, and goodwill; to make contracts, borrow money, contract debts, and issue notes, bonds, and other obligations.
     To acquire such property, real and personal, as may be necessary to the conduct of such business.
     The powers, rights and privileges provided in this Certificate of Incorporation are not to be deemed to be in limitation of similar, other, or additional powers, rights and privileges granted or permitted to a corporation by the Business Corporation Law, it being intended that this corporation shall have the right to engage in such similar activities as like corporation may lawfully engage in under the Business Corporation Law of the State of New York, as now in effect, or as hereafter promulgated.
     To do everything necessary, suitable or proper for the accomplishment, attainment or furtherance of, to do every other act or thing incidental to, appurtenant to, growing out of or connected with, the purposes, objects or powers set forth in this Certificate of Incorporation, whether alone or in association with others; to possess all the rights, powers and privileges now or hereafter conferred by the laws of the State of New York upon a corporation organized under the laws of the State of New York and, in general, to carry on any of the activities and to do any of the things herein set forth to the same extent and as fully as a natural person or partnership might or could do; provided, that nothing herein set forth shall be construed as authorizing the Corporation to possess any purpose, object, or power, or to do any act or thing forbidden by law to a Corporation organized under the laws of the State of New York.
     (3) The office of the corporation is to be located in the City of Niagara Falls, County of Niagara, State of New York.
     (4) The aggregate number of shares which the corporation shall have the authority to issue is two hundred (200) shares, all of which are to be without par value.
     (5) The Secretary of State is designated as agent of the corporation upon whom process against it may be served. The post office address to which the Secretary of State shall mail a copy of any process against the corporation served upon him is

c/o The Corporation
4626 Royal Avenue
Niagara Falls, New York 14303
     (6) The corporation’s initial accounting period for reporting the franchise tax on business corporations imposed by Article 9-A of the Tax Law shall end April 30, 1977.
     The undersigned incorporator is of the age of eighteen years or over.
IN WITNESS WHEREOF, this certificate has been subscribed this 7th day of May, 1976 by the undersigned who affirms that the statements made herein are true under the penalties of perjury.

/s/ Ruth E. Neufeld
Ruth E. Neufeld 170 Washington Avenue, Albany, New York 12210

CERTIFIED COPY OF EXTRACT OF MINUTES OF
SPECIAL MEETING OF BOARD OF DIRECTORS
          I, JOSEPH M. NASCA, Secretary of NEWCO WASTE SYSTEMS, INC., Do Hereby Certify that the following is a true and exact copy of a Resolution duly adopted at a meeting of the Board of Directors thereof duly called and regularly held in accordance with the laws and the by-laws of said corporation on the 6th day of May, 1976, and that such Resolution is now in full force and effect:
WHEREAS, NEWCO WASTE SYSTEMS, INC. filed a Certificate of Incorporation with the Secretary of State on the 11th day of February, 1976, and
WHEREAS, NEWCO CHEMICAL WASTE SYSTEMS, INC. has requested that Newco Waste Systems, Inc. consent to the use of the name “Newco Chemical waste Systems, Inc.”, and
WHEREAS, in the opinion of the Board of Directors the name, “Newco Chemical Waste Systems, Inc.” does not so nearly resemble that of Newco Waste Systems, Inc. as to be calculated to deceive, be it
RESOLVED, that Newco Waste Systems, Inc. consents to the use of the name “Newco Chemical Waste Systems, Inc.” as available for corporate use.”
     IN WITNESS WHEREOF, I have hereunto set my hand and affixed the seal of said corporation, this 6th day of May, 1976.

/s/ Joseph M. Nasca

Secretary

STATE OF NEW YORK	)
SS.
COUNTY OF ERIE	)
          On the 6th day of May, 1976, before me came JOSEPH M. NASCA to me known to be the person described in and who executed the foregoing certificate, and he duly acknowledged to me that he executed the same.

/s/ [ILLEGIBLE]

[ILLEGIBLE]
Commissioner of Deeds, Buffalo, New York My Commission Expires [ILLEGIBLE] 12/30/76

CERTIFICATE OF AMENDMENT
of
CERTIFICATE OF INCORPORATION
of
CECOS, CHEMICAL AND ENVIRONMENT CONSERVATION STYSTEMS, NIAGARA, INC.

Under Section 805 of the Business Corporation Law
We, Frank R. Nero and James Moscato, the president and Secretary respectively of CECOS International, Inc., hereby certify:
1.	The name of the corporation is CECOS CHEMICAL AND ENVIRONMENT CONSERVATION STYSTEMS, NIAGARA, INC. It was formed under the name, Newco Chemical Waste Systems, Inc. and its name was changed by the filing of an Amendment to its Certificate of Incorporation with the Department of State on December 27, 1979, to “CECOS Chemical and Environmental Conservation Systems, Niagara Inc.”
2.	The certificate of its incorporation was filed by the Department of State on May 12, 1976.
3.	The Certificate of Incorporation is amended to change the name of the corporation. Paragraph One of the Certificate, which sets forth the name of the corporation is amended to read:
“The name of the corporation is CECOS International, Inc.”

4.	The above amendment to the Certificate of Incorporation was duly authorized by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders.
IN WITNESS WHEREOF, we have signed this certificate this 3rd day of March, 1980.

Signed:	/s/ Frank R. Nero
President — Frank R. Nero

/s/ James P. Moscato

Secretary — James P. Moscato

STATE OF NEW YORK	)
	)	SS:
COUNTY OF ERIE	)
FRANK R. NERO, being duly sworn, deposes and says that he resides in Williamsville, New York; he is the President of CECOS, CHEMICAL AND ENVIRONMENT CONSERVATION STYSTEMS, NIAGARA, INC., the corporation described in and which executed the above Certificate of Amendment; that he has read the foregoing Certificate of Amendment Of Certificate Of Incorporation and knows the contents thereof; and that the same is true to his own knowledge; that he knows the seal of said corporation and that the Seal affixed to said Certificate is such corporate seal.

/s/ Frank R. Nero

Frank R. Nero
Sworn to before me this
3rd day of March, 1980.
/s/ [ILLEGIBLE]

State of New York
Department of State
1 hereby certify that I have compared the annexed copy with the original document filed by the Department of State and that the same is a correct transcript of said original.
     Witness my hand and seal of the Department of State on

DEC 21 1982

Acting Secretary of State
G101961-004

CERTIFICATE OF AMENDMENT
of
CERTIFICATE OF INCORPORATION
of
NEWCO CHEMICAL WASTE SYSTEMS, INC.
Under Section 805 of the Business Corporation Law
          WE, the undersigned, the president and asst. secretary respectively of NEWCO CHEMICAL WASTE SYSTEMS, INC., hereby certify:
          1. The name of the corporation is NEWCO CHEMICAL WASTE SYSTEMS, INC.
          2. The certificate of its incorporation was filed by the Department of State on May 12, 1976.
          3. The certificate of incorporation is amended to change the name of the corporation. Paragraph One of the certificate, which sets forth the name of the corporation is amended to read:
          “The name of the corporation is CECOS, Chemical and Environmental Conservation Systems, Inc.”
          4. The above amendment to the certificate of incorporation was duly authorized by vote of the holders of a majority of all outstanding shares entitled to vote thereon at a meeting of the shareholders.

          IN WITNESS WHEREOF, this certificate has been signed by the subscriber this 11 day of Dec, 1979.

Signed:	/s/ Frank R. Nero
President—Frank R. Nero

/s/ Ernest R. Gedeon
Assistant	Secretary—Ernest R. Gedeon

STATE OF NEW YORK	)
COUNTY OF ERIE	) ss:
Frank R. Nero    , being duly sworn, deposes and says that he is the President    of NEWCO CHEMICAL WASTE SYSTEMS, INC., the corporation named in the within entitled action; that he has read the foregoing CERTIFICATE OF AMENDMENT of CERTIFICATE OF INCORPORATION and knows the contents thereof; and that the same is true to his own knowledge, except as to the matters therein stated to be alleged upon information and belief, and as to those matters believes it to be true.

/s/ Frank R. Nero

Sworn to before me this 11 day
of Dec 1979.
/s/ [ILLEGIBLE]

CERTIFICATE OF MERGER OF
BFI BFLO TRUCK TRANSFER CORP. AND CECOS INTERNATIONAL, INC.
INTO CECOS INTERNATIONAL, INC.
(Under Section 904 of the Business Corporation Law)
          The undersigned hereby certify that we are, respectively, the President and Assistant Secretary of BFI BFLO TRUCK TRANSFER CORP. (“BFI”) and the Vice President and Assistant Secretary of CECOS International, Inc. (“CECOS”), and we do hereby further certify as follows:
          1. (a) The names of each constituent corporation are BFI BFLO TRUCK TRANSFER CORP, and CECOS International, Inc.
               (b) CECOS was originally incorporated under the name Newco Chemical Waste Systems, Inc.
               (c) CECOS (subject to the amendments to its certificate of incorporation contained in paragraph “4” hereof) is the surviving corporation.
          2. (a) CECOS is authorized to issue 200 shares of no par value common stock, all of one class.
               (b) As of this date, 200 shares of CECOS stock have been issued, and all 200 shares are outstanding.
               (c) The number of such shares is not subject to change prior to the effective date of the merger.
          3. (a) BFI is authorized to issue 200 shares of no par value common stock, all of one class.

               (b) As of this date, 10 shares of BFI’s stock have been issued, and all 10 shares are outstanding.
               (c) The number of such shares is not subject to change prior to the effective date of the merger.
          4. CECOS certificate of incorporation shall be amended upon the effective date of the merger, as follows:
               (a) Paragraph “(2)”, which sets forth the purposes for which the corporation is formed, shall be amended to change its corporate purposes and shall read as follows:
“(2). The purposes for which it is formed are to engage in any lawful act or activity for which corporations may be organized under the Business Corporation Law; provided, however, that the corporation is not formed to engage in any act or activity requiring the consent or approval of any state official, department, board, agency or other body without such consent or approval first being obtained.”
               (b) Paragraph “(3)”, which sets forth the location where the principal office of the corporation is to be located, shall be amended to change the location of the office of the corporation and shall read as follows:
“(3). The office of the corporation is to be located in the Village of Kenmore; Erie County, New York.”
               (c) Paragraph “(4)”, which describes and sets forth the aggregate number of shares which the corporation shall have authority to issue, shall be amended to increase the aggregate number of shares which the corporation shall have authority to issue and shall read as follows:

“(4). The aggregate number of shares which the corporation shall have authority to issue is two hundred fifty (250) no par value shares, all of one class.”
               (d) Paragraph “(5)”, which designates the Secretary of State an agent of the corporation upon whom process may be served and the address to which the Secretary of State shall mail a copy of such process against the corporation served upon him, shall be amended to change the address to which the Secretary of State shall mail a copy of any process against the corporation served upon him and shall read as follows:
“(5). The Secretary of State of the State of New York is designated all the agent of the corporation upon whom service against the corporation may be served. The post office address to which the Secretary of State shall mail a copy of any such process served upon him is: Office of the President, CECOS International, Inc., 2321 Kenmore Avenue, Kenmore, New York, 14217.”
               (e) Paragraph “(6)”, which acts forth the accounting period the Corporation intends to establish as its first fiscal year, is hereby deleted.
          5. (a) CECOS certificate of incorporation was filed by the Department of State on May 12, 1976, under the name Newco Chemical Waste Systems, Inc.
               (b) BFI’s certificate of incorporation was filed by the Department of State on January 19, 1984.
          6. All of the shareholders of BFI and CECOS authorized this merger by unanimous written consent.
          7. The plan of merger has not been abandoned.

          IN WITNESS WHEREOF, this Certificate has been signed this 23rd day of January, 1984 by the undersigned, who affirm that the statements made herein are true under penalties of perjury.

BFI BFLO TRUCK TRANSFER CORP.

By	/s/ Norman Dominiak

Norman Dominiak, President

By	/s/ Elizabeth Ivers

Elizabeth Ivers, Assistant Secretary

CECOS INTERNATIONAL, INC.

By	/s/ Norman Dominiak

Norman Dominiak, Vice President

By	/s/ Elizabeth Ivers

Elizabeth Ivers, Assistant Secretary